Exhibit 23.2

    TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
Occidental Petroleum Corporation:

We consent to the (i) inclusion in the Occidental Petroleum Corporation (Occidental) Form 10-K for the year ended December 31, 2020, and the incorporation by reference in Occidental's registration statements (No. 333-55404, 333-83124, 333-142705, 333-203801, 333-207413, 333-224691, 333-232928, 333-235445, 333-237414 and 333-239236) (the “Registration Statements”), including any amendments thereto, of references to our firm and to our letter dated January 29, 2021, relating to our review of the methods and procedures used by Occidental for estimating its oil and gas proved reserves (our “Letter”), (ii) filing of our Letter with the U.S. Securities and Exchange Commission as Exhibit 99.1 to the Form 10-K and (iii) incorporation by reference of our Letter in the Registration Statements.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 26, 2021
    SUITE 800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799    FAX (403) 262-2790
    633 17TH STREET, SUITE 1700    DENVER, COLORADO 80202    TEL (303) 339-8110